UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
WILLIAMS COAL SEAM GAS ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11608 (Commission File Number)	75-6437433 (I.R.S. Employer Identification No.)

Trust Division Royalty Trust Group Bank of America, N.A. 901 Main Street, 17th Floor Dallas, Texas (Address of principal executive offices)	75202 (Zip Code)
Registrant’s Telephone Number, including area code: (214) 209-2400
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations And Financial Condition.
     On February 5, 2010, the Registrant issued a press release announcing its quarterly cash distribution to unitholders of record on February 16, 2010 and the termination of the Registrant effective March 1, 2010. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     This Report on Form 8-K is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 7.01 Regulation FD Disclosure.
     Pursuant to the terms of the trust agreement for the Registrant (the “Trust Agreement”), the Registrant will be required to terminate effective March 1, 2010 because the reserve report as of December 31, 2009, reflects that, as of such date, the net present value (discounted at 10 percent) of the estimated future net revenues (calculated in accordance with criteria established by the Securities and Exchange Commission) for proved reserves attributable to the royalty interests but using the average monthly Blanco Hub Spot Price for the past calendar year less certain gathering costs (the “Termination Present Value” as defined in the Trust Agreement) is equal to or less than $30 million thereby triggering a termination of the Registrant. Based on a preliminary report prepared by independent petroleum engineers, the Registrant’s computed Termination Present Value (discounted at 10 percent) of the estimated future net revenues for proved reserves calculated in accordance with the Trust Agreement was approximately $8.2 million.
     Following termination, the trustee will continue to act as trustee of the Registrant until all Registrant’s assets are sold and the net proceeds from such sales distributed to unitholders. The trustee will use best efforts to sell the Registrant’s assets in accordance with the procedures set forth in the Trust Agreement. These procedures are described in more detail in the Registrant’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.
     In accordance with the Trust Agreement, all proceeds of production attributable to the Registrant’s royalty interests will be deposited into a separate account effective as of the March 1, 2010 termination date. If a sale of the royalty interests is made or a definitive contract for sale of the royalty interests is entered into within a 150-day period following the March 1, 2010 termination date, the buyer of the royalty interests, and not the Registrant or the unitholders, will be entitled to all proceeds of production attributable to the royalty interests following the termination date. The Registrant is withholding an additional $100,000 for anticipated expenses relating to this termination process.
     This Report on Form 8-K is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press Release dated February 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Williams Coal Seam Gas Royalty Trust

By:	Bank of America, N.A., Trustee

By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President and Administrator

Date: February 8, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 5, 2010.